Exhibit 99.1

EagleNXT Announces Strategic Investment in Leading Israeli Precision Loitering Munition Innovator

U.S.-Based Unmanned Systems Provider Announces Strategic Investment in Israel’s Aerodrome Group Ltd. with Option for Future U.S.-Based Collaboration

ALLEN, Texas, March 6, 2026 – AgEagle Aerial Systems Inc. (dba, EagleNXT) (the “Company” or “EagleNXT”) (NYSE: UAVS), a leading provider of full stack drone, sensors and software solutions for customers worldwide in the commercial and government verticals, today announced a strategic investment in Aerodrome Group Ltd., an Israel-based developer of precision loitering munitions (“Aerodrome”).

In line with both its mission - Protects What Matters Most: lives, land, and the pursuit of peace - and its strategy to accelerate advanced uncrewed systems and technologies, EagleNXT has executed a strategic investment in Aerodrome. The investment boosts EagleNXT’s capabilities in autonomy and precision strike. This move strengthens EagleNXT’s position in cutting-edge autonomous defense technologies while fostering international collaboration. The investment includes a reserved right for EagleNXT to establish a U.S.-based joint venture, subject to mutual agreement and regulatory approvals.

Aerodrome specializes in target discriminating technologies at the intersection of autonomy, precision strike, and next-generation aerial warfare.

This investment aligns with EagleNXT’s mission to deliver innovative uncrewed systems and enable technologies that serve defense, public safety, agriculture, and commercial customers worldwide. By partnering with Aerodrome, EagleNXT gains access to proven expertise in autonomous precision capabilities. This builds the EagleNXT portfolio and supports long-term growth in strategic markets and promotes collaboration between the U.S. and Israeli defense innovators, key NATO allies focused on developing solutions to shared security challenges.

“Aerodrome Group’s advanced work in autonomous loitering munitions is helping shape the reality of modern UAS tactics and precision operations,” said Bill Irby, CEO of EagleNXT. “This strategic investment shows our commitment to expanding access to transformative technologies that enhance security and operational effectiveness for our defense forces.”

This transaction demonstrates EagleNXT’s ongoing commitment to invest in high-potential partners that complement its core focus on uncrewed technologies for diverse applications.

For more information about the full suite of EagleNXT UAS solutions visit EagleNXT.com or contact the EagleNXT Media Relations team.

About EagleNXT

EagleNXT is a leading developer of high-performance drones, advanced sensors, and intelligent software solutions that deliver critical aerial intelligence to customers around the world. With more than one million flights conducted globally, EagleNXT’s platforms are trusted across defense, public safety, agriculture, infrastructure, and environmental monitoring applications. The Company’s drone systems have achieved multiple industry firsts, including FAA approvals for Operations Over People (OOP) and Beyond Visual Line of Sight (BVLOS), as well as EASA C2 certification in Europe and inclusion on the U.S. Department of Defense’s Blue UAS list. EagleNXT’s sensors are integrated on more than 150 different drone models and are used in over 100 research publications worldwide, reinforcing its leadership in precision agriculture, surveying, and environmental sustainability initiatives.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on EagleNXT’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including risks related to the success of EagleNXT’s investment in Aerodrome or the proposed joint venture, the timing and fulfilment of current and future purchase orders relating to EagleNXT’s products, the success of new programs and software updates, the ability to implement a new strategic plan and the success of a new strategic plan. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of EagleNXT in general, see the risk disclosures in the Annual Report on Form 10-K of EagleNXT for the year ended December 31, 2024, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by EagleNXT. All such forward-looking statements speak only as of the date they are made, and EagleNXT undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

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Andy Woodward

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Email: UAVS@EagleNXT.com